Exhibit 99.1

Rubicon Project Reports Fourth Quarter 2019 Results
Fourth Quarter Revenue Grows 17% Year over Year
LOS ANGELES, California – February 26, 2020 – Rubicon Project (NYSE: RUBI), the global exchange for advertising, today reported its results of operations for the fourth quarter and year ended December 31, 2019.
Recent Highlights

•	Revenue was $48.5 million for Q4 2019, up 17% from Q4 2018

•	We expect revenue for Q1 2020 to be between $37.0 to $38.0 million (for stand-alone Rubicon Project)

•	Advertising spend (1) for 2019 totaled $1.12 billion versus $992 million in 2018

•	Net income for Q4 2019 was $1.5 million, or income per share of $0.03, compared to net loss of $2.2 million, or loss per share of $0.04 for the fourth quarter of 2018

•	Adjusted EBITDA(1) was $15.3 million representing a 32% Adjusted EBITDA margin(4), compared to Adjusted EBITDA of $9.9 million for the fourth quarter of 2018

•	Non-GAAP income per share(1) was $0.17, compared to $0.03 non-GAAP earnings per share for the fourth quarter of 2018

•	We generated $8.9 million of free cash flow in Q4 2019(2)

•	We generated $5.7 million of free cash flow for full year 2019(2)

•	Telaria merger on track to close in early April 2020

“We continued to deliver strong top and bottom line results in Q4, demonstrating our ability to create differentiation and grow share,” said Michael G. Barrett, President and CEO of Rubicon Project. “We also demonstrated the powerful financial leverage we have in our business with fourth quarter adjusted EBITDA margins of 32% and strong free cash flow. We're excited about the go-to-market opportunity ahead of us when we close the pending merger with Telaria to better serve sellers and fill buyer demand in the growing area of CTV and web video. On a combined basis, CTV and web video will approach half of our total revenue.”

Fourth Quarter 2019 Results Summary
(in millions, except per share amounts and percentages)
	Three Months Ended			Year Ended
	December 31, 2019	December 31, 2018	Change Favorable/ (Unfavorable)	December 31, 2019	December 31, 2018	Change Favorable/ (Unfavorable)
Revenue	$48.5	$41.4	17%	$156.4	$124.7	25%
Net income (loss)	$1.5	($2.2)	168%	($25.5)	($61.8)	59%
Adjusted EBITDA(1)	$15.3	$9.9	55%	$25.7	($11.2)	329.0%
Adjusted EBITDA operating expenses(3)	$33.2	$31.5	5%	$130.7	$135.9	(4)%
Adjusted EBITDA margin(4)	32%	24%	8 ppt	16%	(9%)	25 ppt
Basic income (loss) per share	$0.03	($0.04)	175%	($0.48)	($1.23)	61%
Diluted income (loss) per share	$0.03	($0.04)	175%	($0.48)	($1.23)	61%
Non-GAAP income (loss) per share(1)	$0.17	$0.03	467%	($0.02)	($0.85)	98%

Definitions:
(1)
Advertising spend, Adjusted EBITDA and non-GAAP income (loss) per share are non-GAAP financial measures. Please see the discussion in the section called "Non-GAAP Financial Measures" and the reconciliations included at the end of this press release.

(2)	Free cash flow is calculated as Adjusted EBITDA less capital expenditures, excluding changes in working capital.
(3)	Adjusted EBITDA operating expenses is calculated as revenue less Adjusted EBITDA.
(4)
Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by revenue. A reconciliation for net income (loss) to Adjusted EBITDA is included at the end of this press release. For further discussion, please see "Non-GAAP Financial Measures."

Fourth Quarter 2019 Results Conference Call and Webcast:
The Company will host a conference call on February 26, 2020 at 1:30 PM (PT) / 4:30 PM (ET) to discuss the results for its fourth quarter of 2019.

Live conference call
Toll free number:	(844) 875-6911 (for domestic callers)
Direct dial number:	(412) 902-6511 (for international callers)
Passcode:	Ask to join the Rubicon Project conference call
Simultaneous audio webcast:	http://investor.rubiconproject.com, under "Events and Presentations"

Conference call replay
Toll free number:	(877) 344-7529 (for domestic callers)
Direct dial number:	(412) 317-0088 (for international callers)
Passcode:	10139243
Webcast link:	http://investor.rubiconproject.com, under "Events and Presentations"
About Rubicon Project
Founded in 2007, Rubicon Project is one of the world’s largest advertising exchanges. The company helps websites and apps thrive by giving them tools and expertise to sell ads easily and safely. In addition, the world’s leading agencies and brands rely on Rubicon Project’s technology to execute tens of billions of advertising transactions each month. Rubicon Project is an independent, publicly traded company (NYSE:RUBI) headquartered in Los Angeles, California.
Note: The Rubicon Project and the Rubicon Project logo are registered service marks of The Rubicon Project, Inc.

Forward-Looking Statements:
This press release and management's prepared remarks during the conference call referred to above include, and management's answers to questions during the conference call may include, forward-looking statements, including statements based upon or relating to our expectations, assumptions, estimates, and projections. In some cases, you can identify forward-looking statements by terms such as "may," "might," "will," "objective," "intend," "should," "could," "can," "would," "expect," "believe," "design," "anticipate," "estimate," "predict," "potential," "plan" or the negative of these terms, and similar expressions. Forward-looking statements may include, but are not limited to, statements concerning our anticipated financial performance, including, without limitation, revenue, advertising spend, non-GAAP earnings (loss) per share, profitability, net income (loss), Adjusted EBITDA, earnings per share, and cash flow; the benefits expected as a result from the previously announced merger with Telaria, Inc.; strategic objectives, including focus on header bidding, mobile, video, Demand Manager, and private marketplace opportunities; investments in our business; development of our technology; introduction of new offerings; the impact of transparency initiatives we may undertake; the impact of our traffic shaping technology on our business; the effects of our cost reduction initiatives; scope and duration of client relationships; the fees we may charge in the future; business mix and expansion of our mobile, video and private marketplace offerings; sales growth; client utilization of our offerings; our competitive differentiation; our market share and leadership position in the industry; market conditions, trends, and opportunities; user reach; certain statements regarding future operational performance measures including ad requests, fill rate, paid impressions, average CPM, take rate, and advertising spend; benefits from supply path optimization; and factors that could affect these and other aspects of our business. These statements are not guarantees of future performance; they reflect our current views with respect to future events and are based on assumptions and estimates and subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from expectations or results projected or implied by forward-looking statements. These risks include, but are not limited to: our ability to close the previously announced merger with Telaria, Inc. to successfully integrate the businesses, and to achieve the benefits expected to result from the merger; our ability to continue to grow and to manage our growth effectively; our ability to develop innovative new technologies and remain a market leader; our ability to attract and retain buyers and sellers and increase our business with them; our vulnerability to loss of, or reduction in spending by, buyers; our reliance on large sources of advertising demand and aggregators of advertising inventory; our ability to maintain and grow a supply of advertising inventory from sellers and to fill the increased inventory; the effect on the advertising market and our business from difficult economic conditions or uncertainty; the freedom of buyers and sellers to direct their spending and inventory to competing sources of inventory and demand; our ability to cause buyers and sellers to use our solution to purchase and sell higher value advertising and to expand the use of our solution by buyers and sellers utilizing evolving digital media platforms, including connected television, or CTV; our ability to introduce new offerings and bring them to market in a timely manner, and otherwise adapt in response to client demands and industry trends, including shifts in digital advertising growth from desktop to mobile channels and other platforms and from display to video formats and the introduction and market acceptance of Demand Manager; uncertainty of our estimates and expectations associated with new offerings, including header bidding, private marketplace, mobile, video, Demand Manager, and traffic shaping; lower fees and take rate and the need to grow through advertising spend increases rather than fee increases; our ability to compensate for a reduced take rate by increasing the volume and/or value of transactions on our platform and increasing our fill rate; our vulnerability to the depletion of our cash resources as we incur additional investments in technology required to support the increased volume of transactions on our exchange and development of new offerings; our ability to support our growth objectives with reduced resources from our cost reduction initiatives; our ability to raise additional capital if needed and/or to renew our working capital line of credit; our limited operating history and history of losses; our ability to continue to expand into new geographic markets and grow our market share in existing markets; our ability to adapt effectively to shifts in digital advertising; increased prevalence of ad-blocking or cookie-blocking technologies and the slow adoption of common identifiers; the slowing growth rate of desktop display advertising; the growing percentage of online and mobile advertising spending captured by owned and operated sites (such as Facebook, Google and Amazon); the effects, including loss of market share, of increased competition in our market and increasing concentration of advertising spending, including mobile spending, in a small number of very large competitors; the effects of consolidation in the ad tech industry; acts of competitors and other third parties that can adversely affect our business; our ability to differentiate our offerings and compete effectively in a market trending increasingly toward commodification, transparency, and disintermediation; requests for discounts, fee concessions or revisions, rebates, refunds, favorable payment terms and greater levels of pricing transparency and specificity; potential adverse effects of malicious activity such as fraudulent inventory and malware; the effects of seasonal trends on our results of operations; costs associated with defending intellectual property infringement and other claims; our ability to attract and retain qualified employees and key personnel; our ability to identify future acquisitions of or investments in complementary companies or technologies and our ability to consummate the acquisitions and integrate such companies or technologies; and our ability to comply with, and the effect on our business of, evolving legal standards and regulations, particularly concerning data protection and consumer privacy and evolving labor standards.

We discuss many of these risks and additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements under the headings "Risk Factors," and "Management's Discussion and Analysis of Financial Condition and Results of Operations," and elsewhere in filings we have made and will make from time to time with the Securities and Exchange Commission, or SEC, including our Annual Report on Form 10-K for the year ended December 31, 2018 and subsequent Quarterly Reports on Form 10-Q for 2020 and our Rule 424(b)(3) Prospectus filed with the SEC on February 13, 2020. These forward-looking statements represent our estimates and assumptions only as of the date made. Unless required by federal securities laws, we assume no obligation to update any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated, to reflect circumstances or events that occur after the statements are made. Without limiting the foregoing, any guidance we may provide will generally be given only in connection with quarterly and annual earnings announcements, without interim updates, and we may appear at industry conferences or make other public statements without disclosing material nonpublic information in our possession. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Investors should read this press release and the documents that we reference in this press release and have filed or will file with the SEC completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
Non-GAAP Financial Measures and Operational Measures:
In addition to our GAAP results, we review certain non-GAAP financial measures to help us evaluate our business, measure our performance, identify trends affecting our business, establish budgets, measure the effectiveness of investments in our technology and development and sales and marketing, and assess our operational efficiencies. These non-GAAP measures include advertising spend, Adjusted EBITDA and Non-GAAP Income (Loss) and Non-GAAP Earnings (Loss) per share, each of which is discussed below.
These non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. You are encouraged to evaluate these adjustments, and review the reconciliation of these non-GAAP financial measures to their most comparable GAAP measures, and the reasons we consider them appropriate. It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies. See "Reconciliation of revenue to advertising spend," "Reconciliation of net income (loss) to Adjusted EBITDA," "Reconciliation of net income (loss) to non-GAAP loss" and "Reconciliation of GAAP loss per share to non-GAAP loss per share" included as part of this press release.
Advertising Spend:

We define advertising spend as the total volume of spending between buyers and sellers transacted on our platform. Advertising spend does not represent revenue reported on a GAAP basis. We also use advertising spend for internal management purposes to assess market share of total advertising spending. Our advertising spend may be influenced by demand for our services, the volume and characteristics of paid impressions, average CPM, our ability to fill ad requests, the nature and amount of fees we charge, and other factors such as changes in the market, our execution of the business, and competition. Advertising spend may fluctuate due to seasonality. In the past, we have experienced higher advertising spend during the fourth quarter of a given year because many buyers devote a disproportionate amount of their advertising budgets to this period of the year to coincide with increased holiday purchasing.

Adjusted EBITDA:

We define Adjusted EBITDA as net income (loss) adjusted to exclude stock-based compensation expense, depreciation and amortization, amortization of acquired intangible assets, impairment charges, interest income or expense, and other cash and non-cash based income or expenses that we do not consider indicative of our core operating performance, including, but not limited to foreign exchange gains and losses, acquisition and related items, and provision (benefit) for income taxes. We believe Adjusted EBITDA is useful to investors in evaluating our performance for the following reasons:

•
Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s performance without regard to items such as those we exclude in calculating this measure, which can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired.

•
Our management uses Adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of performance and the effectiveness of our business strategies, and in communications with our board of directors concerning our performance. Adjusted EBITDA may also be used as a metric for determining payment of cash incentive compensation.

•
Adjusted EBITDA provides a measure of consistency and comparability with our past performance that many investors find useful, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results of operations as reported under GAAP. These limitations include:

•
Stock-based compensation is a non-cash charge and will remain an element of our long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period.

•
Depreciation and amortization are non-cash charges, and the assets being depreciated or amortized will often have to be replaced in the future, but Adjusted EBITDA does not reflect any cash requirements for these replacements.

•	Impairment charges are non-cash charges related to goodwill, intangible assets and/or long-lived assets.

•
Adjusted EBITDA does not reflect non-cash charges related to acquisition and related items, such as amortization of acquired intangible assets and changes in the fair value of contingent consideration.

•
Adjusted EBITDA does not reflect cash and non-cash charges and changes in, or cash requirements for, acquisition and related items, such as certain transaction expenses and expenses associated with earn-out amounts.

•	Adjusted EBITDA does not reflect changes in our working capital needs, capital expenditures, or contractual commitments.

•	Adjusted EBITDA does not reflect cash requirements for income taxes and the cash impact of other income or expense.

•	Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
Our Adjusted EBITDA is influenced by fluctuations in our revenue and the timing and amounts of our investments in our operations. Adjusted EBITDA should not be considered as an alternative to net income (loss), income (loss) from operations, or any other measure of financial performance calculated and presented in accordance with GAAP.
Non-GAAP Income (Loss) and Non-GAAP Earnings (Loss) per Share:
We define non-GAAP earnings (loss) per share as non-GAAP income (loss) divided by non-GAAP weighted-average shares outstanding. Non-GAAP income (loss) is equal to net income (loss) excluding stock-based compensation, cash and non-cash based acquisition and related expenses, including amortization of acquired intangible assets, transaction expenses, and foreign currency gains and losses. In periods in which we have non-GAAP income, non-GAAP weighted-average shares outstanding used to calculate non-GAAP earnings per share includes the impact of potentially dilutive shares. Potentially dilutive shares consist of stock options, restricted stock awards, restricted stock units, and potential shares issued under the Employee Stock Purchase Plan, each computed using the treasury stock method. We believe non-GAAP earnings (loss) per share is useful to investors in evaluating our ongoing operational performance and our trends on a per share basis, and also facilitates comparison of our financial results on a per share basis with other companies, many of which present a similar non-GAAP measure. However, a potential limitation of our use of non-GAAP earnings (loss) per share is that other companies may define non-GAAP earnings (loss) per share differently, which may make comparison difficult. This measure may also exclude expenses that may have a material impact on our reported financial results. Non-GAAP earnings (loss) per share is a performance measure and should not be used as a measure of liquidity. Because of these limitations, we also consider the comparable GAAP measure of net income (loss).

Take Rate

Take rate is an operational performance measure calculated by dividing revenue by advertising spend. We review take rate for internal management purposes to assess the development of our marketplace with buyers and sellers. Our take rate (and our fees, which drive take rate) can be affected by a variety of factors, including the terms of our arrangements with buyers and sellers active on our platform in a particular period, the scale of a buyer’s or seller’s activity on our platform, mix of inventory types, the implementation of new products, platforms and solution features, auction dynamics, competitive factors, our strategic pricing decisions, credits for discrepancies and other items, and the overall development of the digital advertising ecosystem.

Investor Relations Contact
Nick Kormeluk
(949) 500-0003
nkormeluk@rubiconproject.com
Media Contact
Charlstie Veith
(516) 300-3569
press@rubiconproject.com

THE RUBICON PROJECT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	December 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$88,888	$80,452
Marketable securities	—	7,524
Accounts receivable, net	217,571	205,683
Prepaid expenses and other current assets	6,591	6,882
TOTAL CURRENT ASSETS	313,050	300,541
Property and equipment, net	23,667	33,487
Right-of-use lease asset	21,491	—
Internal use software development costs, net	16,053	14,570
Intangible assets, net	11,386	10,174
Goodwill	7,370	—
Other assets, non-current	2,103	1,240
TOTAL ASSETS	$395,120	$360,012
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$259,439	$239,678
Lease liabilities, current	7,282	—
Other current liabilities	778	1,304
TOTAL CURRENT LIABILITIES	267,499	240,982
Deferred tax liability	—	—
Lease liabilities, non-current	15,231	—
Other liabilities, non-current	454	1,017
TOTAL LIABILITIES	283,184	241,999
STOCKHOLDERS' EQUITY
Common stock	1	1
Additional paid-in capital	453,064	433,877
Accumulated other comprehensive loss	(45)	(259)
Accumulated deficit	(341,084)	(315,606)
TOTAL STOCKHOLDERS' EQUITY	111,936	118,013
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$395,120	$360,012

THE RUBICON PROJECT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Revenue	$48,486	$41,432	$156,414	$124,685
Expenses (1)(2):
Cost of revenue	13,321	15,489	57,391	60,003
Sales and marketing	11,414	10,510	44,565	44,556
Technology and development	10,421	8,825	40,269	37,863
General and administrative	12,344	9,091	41,772	42,431
Restructuring and other exit costs	—	—	—	3,440
Total expenses	47,500	43,915	183,997	188,293
Income (loss) from operations	986	(2,483)	(27,583)	(63,608)
Other (income) expense:
Interest income, net	(164)	(211)	(789)	(988)
Other income	(49)	(140)	(285)	(766)
Foreign exchange (gain) loss, net	619	(26)	481	(389)
Total other (income) expense, net	406	(377)	(593)	(2,143)
Income (loss) before income taxes	580	(2,106)	(26,990)	(61,465)
Provision (benefit) for income taxes	(943)	124	(1,512)	357
Net income (loss)	$1,523	$(2,230)	$(25,478)	$(61,822)
Net income (loss) per share:
Basic	$0.03	$(0.04)	$(0.48)	$(1.23)
Diluted	$0.03	$(0.04)	$(0.48)	$(1.23)
Weighted average shares used to compute net income (loss) per share:
Basic	53,473	50,746	52,614	50,259
Diluted	59,595	50,746	52,614	50,259

(1) Stock-based compensation expense included in our expenses was as follows:

	Three Months Ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Cost of revenue	$113	$65	$421	$321
Sales and marketing	1,456	1,027	5,638	4,557
Technology and development	1,375	704	4,757	2,867
General and administrative	2,004	1,470	8,009	8,139
Restructuring and other exit costs	—	—	—	398
Total stock-based compensation expense	$4,948	$3,266	$18,825	$16,282

(2) Depreciation and amortization expense included in our expenses was as follows:

	Three Months Ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Cost of revenue	$6,805	$8,521	$30,345	$33,306
Sales and marketing	232	131	537	586
Technology and development	97	199	573	882
General and administrative	151	132	671	564
Total depreciation and amortization expense	$7,285	$8,983	$32,126	$35,338

THE RUBICON PROJECT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Year Ended
	December 31, 2019	December 31, 2018
OPERATING ACTIVITIES:
Net loss	$(25,478)	$(61,822)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	32,126	35,338
Stock-based compensation	18,825	16,282
Loss on disposal of property and equipment	114	243
Provision for doubtful accounts	2,060	758
Accretion of available for sale securities	24	(412)
Non-cash lease expense	(209)	—
Deferred income taxes	(595)	(42)
Unrealized foreign currency gains, net	(823)	(897)
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable	(10,705)	(40,688)
Prepaid expenses and other assets	(51)	4,519
Accounts payable and accrued expenses	16,288	26,612
Other liabilities	407	(2,577)
Net cash provided by (used in) operating activities	31,983	(22,686)
INVESTING ACTIVITIES:
Purchases of property and equipment	(11,425)	(11,433)
Capitalized internal use software development costs	(8,463)	(8,507)
Acquisitions, net of cash acquired	(11,000)	—
Investments in available-for-sale securities	—	(23,991)
Maturities of available-for-sale securities	7,500	62,650
Sales of available-for-sale securities	—	9,228
Net cash (used in) provided by investing activities	(23,388)	27,947
FINANCING ACTIVITIES:
Proceeds from exercise of stock options	588	45
Proceeds from issuance of common stock under employee stock purchase plan	1,054	314
Taxes paid related to net share settlement	(1,847)	(1,638)
Net cash used in financing activities	(205)	(1,279)
EFFECT OF EXCHANGE RATE CHANGES ON CASH, CASH EQUIVALENTS AND RESTRICTED CASH	46	(172)
CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	8,436	3,810
CASH, CASH EQUIVALENTS AND RESTRICTED CASH — Beginning of period	80,452	76,642
CASH, CASH EQUIVALENTS AND RESTRICTED CASH — End of period	$88,888	$80,452
SUPPLEMENTAL DISCLOSURES OF OTHER CASH FLOW INFORMATION:
Cash paid for income taxes	$291	$379
Cash paid for interest	$61	$46
Capitalized assets financed by accounts payable and accrued expenses	$141	$6
Capitalized stock-based compensation	$567	$520
Operating lease right-of-use assets obtained in exchange for new operating lease liabilities	$13,533	$—

THE RUBICON PROJECT, INC.
RECONCILIATION OF REVENUE TO ADVERTISING SPEND
(In thousands)
(unaudited)

	Year Ended
	December 31, 2019	December 31, 2018
Revenue	$156,414	$124,685
Plus amounts paid to sellers	960,903	867,402
Advertising spend	$1,117,317	$992,087

THE RUBICON PROJECT, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net income (loss)	$1,523	$(2,230)	$(25,478)	$(61,822)
Add back (deduct):
Depreciation and amortization expense, excluding amortization of acquired intangible assets	6,281	8,186	28,818	32,153
Amortization of acquired intangibles	1,004	797	3,308	3,185
Stock-based compensation expense	4,948	3,266	18,825	16,282
Acquisition and related items	2,041	—	2,041	—
Interest income, net	(164)	(211)	(789)	(988)
Foreign exchange (gain) loss, net	619	(26)	481	(389)
Provision (benefit) for income taxes	(943)	124	(1,512)	357
Adjusted EBITDA	$15,309	$9,906	$25,694	$(11,222)

THE RUBICON PROJECT, INC.
RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP INCOME (LOSS)
(In thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net income (loss)	$1,523	$(2,230)	$(25,478)	$(61,822)
Add back (deduct):
Acquisition and related items, including amortization of acquired intangibles	3,045	797	5,349	3,185
Stock-based compensation expense	4,948	3,266	18,825	16,282
Foreign exchange (gain) loss, net	619	(26)	481	(389)
Tax effect of Non-GAAP adjustments (1)	(107)	(17)	(297)	(81)
Non-GAAP income (loss)	$10,028	$1,790	$(1,120)	$(42,825)

(1)	Non-GAAP income (loss) includes the estimated tax impact from the expense items reconciling between net income (loss) and non-GAAP income (loss).

THE RUBICON PROJECT, INC.
RECONCILIATION OF GAAP INCOME (LOSS) PER SHARE TO NON-GAAP INCOME (LOSS) PER SHARE
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
GAAP net income (loss) per share (1):
Basic	$0.03	$(0.04)	$(0.48)	$(1.23)
Diluted	$0.03	$(0.04)	$(0.48)	$(1.23)

Non-GAAP income (loss) (2)	$10,028	$1,790	$(1,120)	$(42,825)

Weighted-average shares used to compute basic net income (loss) per share	53,473	50,746	52,614	50,259
Dilutive effect of weighted-average common stock options, RSAs, and RSUs	6,091	3,460	—	—
Dilutive effect of weighted-average ESPP	31	29	—	—
Non-GAAP weighted-average shares outstanding (3)	59,595	54,235	52,614	50,259
Non-GAAP income (loss) per share	$0.17	$0.03	$(0.02)	$(0.85)

(1) Calculated as net income (loss) divided by basic and diluted weighted-average shares used to compute net income (loss) per share as included in the consolidated statement of operations.
(2) Refer to reconciliation of net income (loss) to non-GAAP income (loss).
(3)  Non-GAAP loss per share is computed using the same weighted-average number of shares that are used to compute GAAP net loss per share in periods where there is both a non-GAAP loss and a GAAP net loss.

THE RUBICON PROJECT, INC.
REVENUE BY CHANNEL
(In thousands, except percentages)
(unaudited)

	Revenue
	Three Months Ended				Year Ended
	December 31, 2019		December 31, 2018		December 31, 2019		December 31, 2018

Channel:
Desktop	$20,557	42%	$18,586	45%	$68,302	44%	$59,039	47%
Mobile	27,929	58	22,846	55	88,112	56	65,646	53
Total	$48,486	100%	$41,432	100%	$156,414	100%	$124,685	100%